EXHIBIT(1)(m)

              Resolution of the Board of Directors of Life of Virginia
                 establishing additional Investment Subdivisions investing in shares of Growth and Income Portfolio and Growth Opportunities Portfolio of Variable
              Insurance Products Funds, III; Growth II Portfolio and Large Cap
                   Growth Portfolio of the PBHG Insurance Series Fund, Inc.; and Global Income Fund and Value Equity Fund of GE Investments Funds, Inc.

                          UNANIMOUS WRITTEN CONSENT OF
                           THE EXECUTIVE COMMITTEE OF
                           THE BOARD OF DIRECTORS OF
                     THE LIFE INSURANCE COMPANY OF VIRGINIA


The undersigned, being all of the members of the Executive Committee of the Board of Directors of The Life Insurance Company of Virginia, a Virginia corporation, in lieu of a meeting held for the purpose and pursuant to the provisions of Section 13.1-685 of the Code of Virginia do hereby approve the following resolutions:

WHEREAS, The Executive Committee of the Board of Directors of the Company, pursuant to the provisions of Section 38.2-3113 of the Code of Virginia, adopted resolutions establishing Life of Virginia Separate Account 4 ("Separate Account 4") on August 19, 1987; and

WHEREAS, The Company wishes to establish twelve additional investment subdivisions of Separate Account 4 which will invest in shares of the Global Income Fund and the Value Equity Fund of the GE Investments Funds, Inc., the PBHG Growth II Portfolio and the PBHG Large Cap Growth Portfolio of the PBHG Insurance Series Fund, Inc., and the Growth and Income Portfolio and the Growth Opportunities Portfolio of Fidelity's Variable Insurance Products Fund III;

NOW, THEREFORE, BE IT RESOLVED, That the Executive Committee of the Board of Directors of the Company does hereby establish and create twelve additional investment subdivisions of Separate Account 4. Each of the new subdivisions shall invest in shares of a single mutual fund portfolio as set forth below:

===============================================================================
INVESTMENT SUBDIVISIONS:                         TO BE INVESTED IN:
-------------------------------------------------------------------------------
                                         GE Investments Funds, Inc. -
         GEI Global Income               Global Income Fund
         GEI Value Equity                Value Equity Fund
-------------------------------------------------------------------------------
                                         PBHG Insurance Series Fund, Inc. --
         PIL Growth II                   Growth II Portfolio
         PIL Large Cap Growth            Large Cap Growth Portfolio
-------------------------------------------------------------------------------
                                         Variable Insurance Products Fund III -
         FID Growth and Income           Growth and Income Portfolio
         FID Growth Opportunities        Growth Opportunities Portfolio
-------------------------------------------------------------------------------
                                         GE Investments Funds, Inc. --
         GEI Global Income - B           Global Income Fund
         GEI Value Equity - B            Value Equity Fund
-------------------------------------------------------------------------------
                                         PBHG Insurance Series Fund, Inc. -
         PIL Growth II - B               Growth II Portfolio
         PIL Large Cap Growth - B        Large Cap Growth Portfolio
-------------------------------------------------------------------------------
                                         Variable Insurance Products Fund III
         FID Growth and Income - B       Growth and Income Portfolio
         FID Growth Opportunities - B    Growth Opportunities Portfolio
===============================================================================

FURTHER RESOLVED, That the President, or any Senior Vice President, and each of them, with full power to act without the others, are hereby severally authorized to execute whatever agreement or agreements may be necessary or appropriate to enable such investments to be made, and the Executive Committee hereby ratifies the action of any such officer in executing any such agreement prior to the date of these resolutions; and


FURTHER RESOLVED, That the President or any Senior Vice President, and each of them, with full power to act without the others, are hereby severally authorized to execute and deliver such other documents and do such acts and things as each or any of them may deem necessary or desirable to carry out the foregoing resolutions and the intent and purposes thereof.

FURTHER RESOLVED, That these resolutions shall take effect as of March 3, 1997.

/s/WILLIAM D. BALDWIN      2/26/97            /s/ROBERT ALLEN BOWEN      2/26/97
---------------------     --------           ----------------------      -------
William D. Baldwin         Date               Robert Allen Bowen         Date


/s/SELWYN L. FLOURNOY, JR. 2/26/97            /s/H. GAYLORD HODGES, Jr.  2/24/97
------------------------- --------           ----------------------      -------
Selwyn L. Flournoy, Jr.    Date               H. Gaylord Hodges          Date


/s/LINDA L. LANAM          2/26/97            /s/JOHN J. PALMER          2/21/97
---------------------     --------           ----------------------      -------
Linda L. Lanam             Date               John J. Palmer             Date


/s/PAUL E. RUTLEDGE III   2/29/97
------------------------  --------
Paul E. Rutledge III      Date